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                                                                   EXHIBIT 10.16

                                     FORM OF
                     GUARANTY AND INDEMNIFICATION AGREEMENT


     This Guaranty and Indemnification Agreement (this "AGREEMENT") is entered this ______ day of September, 2000 (the "EFFECTIVE DATE") by Propel, Inc., a corporation organized and existing under the laws of the State of Delaware ("PROPEL"), in favor of Motorola, Inc., a corporation organized and existing under the laws of the State of Delaware ("MOTOROLA").

                                    RECITALS

     WHEREAS, as of the Effective Date, Motorola owns all of the issued and outstanding shares of Propel's common stock;

     WHEREAS, the Board of Directors of Motorola has determined that it would be appropriate and desirable to separate the Propel Business (as defined herein) from Motorola and has caused Propel to be incorporated to facilitate such separation;

     WHEREAS, Motorola and Propel have entered into a Master Separation Agreement (the "SEPARATION AGREEMENT") effective as of the Effective Date in order to facilitate the separation of the Propel Business from Motorola;

     WHEREAS, pursuant to the Separation Agreement, Motorola is transferring to Propel and Propel is assuming, substantially all of the assets (including all of the shares of the capital stock of the Operating Companies (as defined herein)) and liabilities associated with the Propel Business;

     WHEREAS, in order to enhance the creditworthiness of various loan and other obligations of certain of the Operating Companies (the "OC OBLIGATIONS"), Motorola has issued certain credit enhancements, including without limitation, certain guarantees and letters of credit as described in SCHEDULE I attached hereto (collectively, the "MOTOROLA COMMITMENTS");

     WHEREAS, in accordance with and as a condition precedent to Motorola's execution of the Separation Agreement, Propel has agreed to guarantee all of Motorola's obligations under the Motorola Commitments, and indemnify Motorola for all fees, costs, losses or damages incurred in connection therewith, on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Motorola and Propel each agree as follows:

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     1.   DEFINITIONS AND INTERPRETIVE PROVISIONS.

          1.1 DEFINED TERMS. Capitalized terms used throughout this Agreement (including the attachments and exhibits, which are a part of this Agreement) shall have the meanings set forth in this Section 1.1. Capitalized terms not defined herein shall have the meanings assigned to them in the Separation Agreement.

          "ADR" shall have he meaning assigned in Section 13.9 herein.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such specified Person; provided, however, that for purposes of this Agreement, (i) Motorola and its Subsidiaries (other than Propel and its Subsidiaries) shall not be considered Affiliates of Propel and (ii) Propel and its Subsidiaries shall not be considered Affiliates of Motorola.

          "AGREEMENT" shall have the meaning assigned in the introductory paragraph hereof.

          "BENEFICIARIES" means those Persons (and any of their successors, assigns or designees) to whom the Motorola Commitments are issued or that possess the legal, equitable or contractual ability to demand payment or performance under or pursuant to the Motorola Commitments.

          "CONTRACTUAL OBLIGATION" shall have the meaning assigned in Section
5.2 herein.

          "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management of the policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have the corollary meanings ascribed thereto.

          "DISPUTE" shall have the meaning assigned in Section 13.9 herein.

          "EFFECTIVE DATE" shall have the meaning assigned in the introductory paragraph hereof.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEED OBLIGATIONS" shall mean all obligations to third parties now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for fees (including reasonable attorneys' fees and costs, expert witness fees, collateral monitoring fees, and examination fees), costs, losses, damages, causes of action, premiums, indemnities, expenses, Taxes, risk support (existing as of the Effective Date), charges and any other obligations chargeable or owing under the Motorola Commitments.


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          "INDEMNIFIED PARTY" shall have the meaning assigned in Section 3.1 herein.

          "MOTOROLA COMMITMENTS" shall have the meaning assigned in the Recitals hereof.

          "OC OBLIGATIONS" shall have the meaning assigned in the Recitals hereof.

          "OPERATING COMPANIES" means any of the following companies: Baja Celular Mexicana S.A. de C.V.; Movitel Del Noroeste S.A. de C.V.; Telefonia Celular Del Norte S.A. de C.V.; Celular de Telefonia S.A. de C.V.; Compania de Radiocommunicaciones Moviles, S.A.; Entel Telefonia Personal, S.A.; Tricom S.A.; Abiatar, S.A.; Global Telecom, S.A.; Grupo Portatel S.A. de C.V.; Pelephone Communications Ltd.; The Egyptian Company for Mobile Services; UAB Omnitel; Jordan Mobile Telephone Services Company Ltd.; Bakcell II; Hutchison Telephone Company Ltd.; and Pakistan Mobile Communications (Pvt) Ltd.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

          "PRIME RATE" means the rate of interest charged by Citibank to its best customers for short-term unsecured loans.

          "PROPEL BUSINESS" means the portion of the business conducted immediately prior to the Effective Date, by the Network Management Group of Motorola (for purposes of this Agreement, references to Propel and the Propel Business prior to the Effective Date shall be deemed to mean the business conducted by the Network Management Group), including (i) all business operations whose financial performance is reflected in the Propel Financial Statements, but expressly excluding, for the avoidance of doubt, Motorola's ownership of wireless operating companies in Japan and Honduras, any residual business related to Iridium LLC and any of its Affiliates or related gateway operating companies or Iridium LLC handset sales or support; and (ii) the PCS business in Israel, which as of the Effective Date, shall be known as Wireless Distribution Services.

          "PROPEL FINANCIAL STATEMENTS" means the latest financial statements of Propel set forth in the registration statement on Form S-1, Registration No. 333-40200 filed by Propel with the Securities and Exchange Commission in connection with the initial public offering of the Propel common stock, together with all amendments and supplements thereto, as amended at the date of this Agreement.

          "REQUIREMENT OF LAW" shall have the meaning assigned in Section 5.2 herein.


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          "SEPARATION AGREEMENT" shall have the meaning set forth in the
Recitals hereof.

          "STEERING COMMITTEE" shall have the meaning set forth in Section 13.8 herein.

          "SUBSIDIARY" means with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement, Propel and its Subsidiaries shall not be considered Subsidiaries of Motorola.

          "TAXES" means any and all taxes, withholdings, charges, fees, costs, expenses, or duties imposed by any Government Authority, excluding Taxes based on the overall net income or profits of any Person.

          1.2  OTHER DEFINITIONAL PROVISIONS.

               (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section or Schedule references contained in this Agreement are references to Sections or Schedules in or to this Agreement unless otherwise specified.

               (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.   CONTINUING AND UNCONDITIONAL GUARANTY.

          2.1 UNCONDITIONAL GUARANTY. Propel hereby unconditionally, absolutely and irrevocably guarantees the full and prompt payment of the Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the OC Obligations, the Motorola Commitments or this Agreement or the rights of Motorola with respect thereto or hereto (provided that Propel is not obligated to violate any such law, regulation or order), without deduction for any claim of set-off or counterclaim (any such set-off or counterclaim to be made in a separate proceeding), including accrued interest, from and including the date of payment by Motorola of any Guaranteed Obligations through and excluding the date Propel fully reimburses Motorola for such payment (provided such payment is received by Motorola by no later than 1:00 p.m.). Interest shall accrue at the Prime Rate per annum through and including the tenth (10th) day after payment by Motorola of any Guaranteed Obligations and notice of such payment being made to Propel and thereafter shall accrue at the Prime Rate PLUS two percent (2%) per annum.

          2.2 PROPEL'S OBLIGATIONS CONTINUING AND ABSOLUTE. Propel's obligations hereunder shall be continuing and not be subject to any reduction, limitation, impairment or termination for any reason, including but not limited to, any claim of


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waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of any of the following:

               (a) the invalidity or unenforceability of the Motorola Commitments or any agreement relating thereto, including without limitation, any agreement relating to the OC Obligations;

               (b) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the sums evidenced by the Motorola Commitments or any part thereof or any agreement relating thereto, including without limitation, any agreement relating to the OC Obligations, at any time;

               (c) any failure or omission to enforce any right, power or remedy with respect to this Agreement, the Motorola Commitments or any part thereof or any agreement relating thereto, including without limitation, any agreement relating to the OC Obligations;

               (d) any waiver of any right, power or remedy or of any default with respect to this Agreement, the Motorola Commitments or any part thereof or any agreement relating thereto, including without limitation, any agreement relating to the OC Obligations;

               (e) any compromise, settlement, waiver or other modification, or any release or surrender, with or without consideration, or any part thereof or any other obligation of any Person or entity with respect to the Motorola Commitments or any part thereof or any agreement relating thereto, including without limitation, any agreement relating to the OC Obligations;

               (f) any defense, set-off, or counterclaim, to the payment of, any right of recoupment, in connection with, or any termination of, the Guaranteed Obligations or the OC Obligations;

               (g) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or the OC Obligations, or any other obligations of any of the Operating Companies under or in respect of any agreement relating to the Motorola Commitments or the OC Obligations, or any other written amendment or waiver of or any consent to departure from such agreements (including, without limitation, any increase in the Guaranteed Obligations or OC Obligations resulting from the extension of additional credit to any of the Operating Companies or any of their Affiliates or otherwise, in each case without the prior written consent of, but with commercially reasonable notice to, Propel);

               (h) any taking, exchange, release, nonperfection or nonperformance of any collateral, or any taking, release or amendment or waiver of, or


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consent to departure from, any other guaranty, for all or any of the Guaranteed
Obligations or the OC Obligations;

               (i) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations or the OC Obligations, or any manner of sale or other disposition of any collateral for any of the Guaranteed Obligations or the OC Obligations or any other obligations of any Operating Companies or any other sale of assets of any Operating Companies or any of their Affiliates;

               (j) the existence or non-existence of any of the Operating Companies as legal entities, or any change, restructuring or termination of the corporate structure or existence of any of the Operating Companies or any of their Affiliates;

               (k) any failure of Motorola to disclose to Propel or any of the Operating Companies any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the Operating Companies or compliance with any Motorola Commitments by any of the Operating Companies now or hereafter known to Motorola (Propel waiving any duty on the part of Motorola to disclose such information);

               (l) the insolvency of the Operating Companies or the payment in full of all of the Guaranteed Obligations at any time or from time to time;

               (m) the power or authority or lack thereof of the Operating Companies to incur the OC Obligations being guaranteed or enhanced by Motorola pursuant to the Motorola Commitments;

               (n) the power or authority or lack thereof of Motorola to incur the Guaranteed Obligations; or

               (o) any statute of limitations affecting the liability of Propel under this Agreement or the liability of Motorola under the Motorola Commitments or the ability of Motorola to enforce this Agreement or any provision of the Motorola Commitments.

          2.3 GUARANTY OF PAYMENT. Until each of the Beneficiaries has provided written notice that the Guaranteed Obligations have been fully and properly released or terminated, Propel agrees that this Agreement shall be an absolute, present, continuing, unlimited, unconditional and irrevocable guaranty of payment (and not of collection). Suit may be brought and maintained against Propel by Motorola to enforce any liability, obligation or duty guaranteed hereunder without joinder of any other person or entity. The liability of Propel shall not be deemed to be waived, released, discharged, impaired or affected by: any foreclosures, indulgence, or variation of terms of the Motorola Commitments or the OC Obligations whether or not it might vary the risk of guaranty under this Agreement, including, without limitation, any alteration, amendment, acceleration, extension, modification, waiver or change concerning the amount of time or


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manner of payment or performance of any of the Guaranteed Obligations or the OC
Obligations; any discharge or release of any of the obligations securing the payment or performance thereof, whether or not in accordance with the respective provisions thereof; or any bankruptcy, insolvency, reorganization, liquidation or similar proceeding concerning the Operating Companies; the addition or omission or delay in the enforcement of any right or remedy with respect to any of the OC Obligations or with respect to this Agreement; or the receipt, exchange, surrender or acquiescence in, any default with respect to any of the Guaranteed Obligations or the OC Obligations.

     3.   INDEMNIFICATION.

          3.1 GENERALLY. Without limitation of any other obligations of Propel or remedies of Motorola under this Agreement, Propel shall, to the fullest extent permitted by law, indemnify, defend, save and hold harmless Motorola and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any action or inaction by any Indemnified Party in connection with the Motorola Commitments; PROVIDED that Propel shall not be required to indemnify an Indemnified Party for any claims, damages, losses, liabilities, and expenses to the extent (but only to the extent) resulting from such Indemnified Party's gross negligence or willful misconduct, as determined by a court of competent jurisdiction or an arbitrator or mediator pursuant to Sections 13.7, 13.8 and 13.9 herein.

          3.2 NO PUNITIVE DAMAGES. The Parties hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to either Party or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and both Parties hereby agree not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Motorola Commitments or any of the transactions contemplated by the Motorola Commitments.

          3.3 SURVIVAL. Without prejudice to the survival of any of the other agreements under this Agreement or any of the other agreements under the Motorola Commitments, the agreements and obligations of Propel contained in
Section 2.1 (solely with respect to enforcement expenses) and this Section 3, and the obligations of Motorola contained in Section 7 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Agreement.

     4. PAYMENTS FREE AND CLEAR OF TAXES, ETC. Any payment, indemnification or reimbursement made by Propel hereunder shall be free and clear of all Taxes, charges, fees, costs, expenses, or duties imposed by any Governmental Authority and if any such Governmental Authority requires the payment and/or withholding of any of the foregoing, Propel shall be liable for all of such Taxes, charges, costs, expenses or duties.


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Propel shall pay each Guaranteed Obligation payable pursuant to this Agreement in the currency in which such Guaranteed Obligation is denominated.

     5. REPRESENTATIONS AND WARRANTIES. The Parties represent and warrants to each other that each of the following statements is accurate and complete in all material respects on and as of the Effective Date:

          5.1 this Agreement has been duly executed and delivered by each Party and constitutes a legal, valid and binding obligation of each Party, enforceable against each Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally;

          5.2  the execution, delivery and performance of this Agreement do not
(i) violate any provisions of law or any order of any court or other agency of government (each, a "REQUIREMENT OF LAW"), (ii) contravene any provision of any material contract or agreement to which either Party is a party or by which either Party or its assets are bound (each, a "CONTRACTUAL OBLIGATION"), or
(iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any property, asset or revenue of either Party;

          5.3 all consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity (including, without limitation, the shareholders or partners of any entity), if any, which are required to be obtained in connection with the execution and delivery of this Agreement or the performance of either Party's obligations hereunder have been obtained, and each is in full force and effect; and

          5.4 Neither Party is in violation of any Requirement of Law or Contractual Obligation other than any violation the consequences of which would reasonably be expected to have a material adverse effect on the other Party's ability to perform its obligations hereunder.

     6. PAYMENT AND REINSTATEMENT OF THE GUARANTEED OBLIGATIONS. Motorola shall use commercially reasonable efforts to promptly apply amounts received by Motorola from any source on account of a Guaranteed Obligation from a particular Operating Company toward the payment of such Guaranteed Obligation of such Operating Company. Motorola shall apply the foregoing amounts among principal, interest, fees or costs in its sole discretion, and notwithstanding any payments made by or for the account of Propel pursuant to this Agreement. Propel agrees that, if at any time all or any part of any payment theretofore applied by Motorola to any of the Guaranteed Obligations is or must be rescinded or returned by Motorola for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Operating Companies), such Guaranteed Obligations shall, for the purposes of this Agreement and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Motorola,


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and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by Motorola had not been made.

     7.   PERMITTED ACTIONS OF MOTOROLA.

          7.1 Notwithstanding anything to the contrary contained in this Agreement, Motorola agrees that prior to taking any of the following actions, it shall use commercially reasonable efforts to provide notice to Propel of Motorola's intent to take such actions:

               (a) make any payment or perform any obligation under any of the Motorola Commitments;

               (b) exercise any right or remedy (or take other action) against any Operating Company or any customer or other third party contracting with any Operating Company in connection with any OC Obligation;

               (c) make any agreement with any Person to amend, modify or otherwise adjust the terms and conditions of any Motorola Commitment, any OC Obligation or any agreement relating to any Motorola Commitment or any OC Obligation;

               (d) amend, modify, or supplement in any manner the Motorola Commitments or any agreement relating thereto, including without limitation, any agreement relating to the OC Obligations, or compromise, settle or waive any obligations or agreements of any Person in respect of any OC Obligation;

               (e) obtain a security interest in any assets of the Operating Companies or any third party (other than Propel) to secure any of the obligations of the Operating Companies under the Motorola Commitments or Propel hereunder;

               (f) obtain the primary or secondary obligation of any obligor or obligors, in addition to Propel or its Operating Companies, with respect to any of the Guaranteed Obligations; or

               (g) release, waive, compromise, alter or exchange, its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Guaranteed Obligations;

          7.2 Without limiting the generality of any other provision of this Agreement, Motorola may at any time, for time to time, in its sole discretion and without notice to Propel:

               (a) release, waive or compromise any obligation of Propel hereunder;


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               (b)  waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by any of the Operating Companies under or in connection with the Motorola Commitments or any agreement relating thereto, including without limitation, any agreement relating to the OC Obligations;

               (c) upon demand for payment or performance having been made upon Motorola, demand payment or performance of such Guaranteed Obligation from Propel at any time or from time to time, whether or not Motorola shall have exercised any of its rights or remedies with respect to any property securing such Guaranteed Obligation or any obligation hereunder or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Guaranteed Obligations; and

               (d) release, waive or compromise, extend or renew (for one or more periods whether or not longer than the original period) any obligation of any nature of any of the Operating Companies with respect to any of the Guaranteed Obligations or the OC Obligations.

     8. SPECIFIC WAIVERS. Without limiting the generality of any other provision of this Agreement, Propel hereby expressly waives, to the extent permitted by law:

          8.1  notice of the acceptance by Motorola of this Agreement;

          8.2 notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Guaranteed Obligations;

          8.3 presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Guaranteed Obligations or the amount thereof or any payment or performance by Propel hereunder;

          8.4 all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, or any obligation hereunder or any security for or guaranty of any of the foregoing;

          8.5 any right to direct or affect the manner or timing of Motorola's enforcement of its rights or remedies under the Motorola Commitments or hereunder;

          8.6 any and all defenses which would otherwise arise upon the occurrence of any event or contingency described in Section 6 hereof or upon the taking of any action by Motorola permitted hereunder;

          8.7 any defense, right of set-off, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to Propel now or at any time hereafter;


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          8.8  all other principles or provisions of law, if any, that conflict with the terms of this Agreement, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of Propel; and

          8.9 all rights to revoke this Agreement at any time, and all rights to revoke any agreement executed by Propel at any time to secure the payment and performance of Propel's obligations under this Agreement.

     9.   SUBORDINATION.

          9.1 GENERALLY. Propel hereby subordinates any and all indebtedness of the Operating Companies to Propel to the full and prompt payment and performance of all of the Guaranteed Obligations. Propel agrees that Motorola shall be entitled to receive payment of all Guaranteed Obligations prior to Propel's receipt of payment of any amount of any indebtedness resulting from subrogation rights exercised by Propel against the Operating Companies with respect to payments made by Propel hereunder. Any payments on such indebtedness to Propel, if Motorola so requests, shall be collected, enforced and received by Propel, in trust, as trustee for Motorola and shall be paid over to Motorola on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Propel under the other provisions of this Agreement. Motorola is authorized and empowered, but not obligated, in its discretion, to require Propel (i) to collect and enforce, and to submit claims in respect of, any indebtedness of the Operating Companies to Propel, and (ii) to pay any amounts received on such indebtedness to Motorola for application to the Guaranteed Obligations.

          9.2  UPON DEFAULT BY PROPEL. Without limiting the generality of
Section 9.1 above, upon the occurrence and during the continuance of any default by Propel hereunder not cured to Motorola's reasonable satisfaction within five
(5) days of the delivery by Motorola to Propel of written notice of such default, Propel agrees that Motorola shall be entitled to receive payment from Propel, Inc. of all Guaranteed Obligations then due and payable prior to Propel's receipt of payment of any amount of any indebtedness of the Operating Companies to Propel, including without limitation, any dividends, distributions or repayments of shareholder loans. Any payments on such indebtedness to Propel, if Motorola so requests, shall be collected, enforced and received by Propel, in trust, as trustee for Motorola and shall be paid over to Motorola on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Propel under the other provisions of this Agreement. Motorola is authorized and empowered, but not obligated, in its discretion, to require Propel (i) to collect and enforce, and to submit claims in respect of, any indebtedness of each of the Operating Companies to Propel, and (ii) to pay any amounts received on such indebtedness to Motorola for application to the Guaranteed Obligations of the Operating Company from which Propel received payment. Upon the occurrence and during the continuance of any default by Propel hereunder not cured to Motorola's reasonable satisfaction within five (5) days of the delivery by Motorola to Propel of written notice of such default, Motorola is authorized and empowered, but not obligated, in its discretion in the name of Propel, to


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

collect and enforce, and to submit claims in respect of, any indebtedness of each of the Operating Companies to Propel and to apply any amounts received thereon to the Guaranteed Obligations of the Operating Company from which Propel received payment.

     10. SUBROGATION. Absent the written consent of Motorola, which shall not be unreasonably withheld, Propel shall not exercise any rights which it may acquire by way of subrogation under this Agreement with respect to a particular Operating Company, by any payment hereunder or otherwise, until all of the Guaranteed Obligations with respect to such Operating Company have been irrevocably paid in full, in cash, and Motorola shall have no further obligations to such Operating Company under the applicable Motorola Commitments. If any amount shall be paid to Propel on account of such subrogation rights at any other time, such amount shall be held in trust for the benefit of Motorola and shall be forthwith paid to Motorola to be credited and applied to the Guaranteed Obligations of the particular Operating Company making such payment, whether matured or unmatured, in such manner as Motorola shall determine in its sole discretion on a reasonable basis.

     11. ASSIGNMENT OF MOTOROLA'S RIGHTS. Motorola may, from time to time, with notice to Propel, assign or transfer any or all of the Guaranteed Obligations or any interest therein and, notwithstanding any such assignment or transfer of the Guaranteed Obligations or any subsequent assignment or transfer thereof, the Guaranteed Obligations shall be and remain the Guaranteed Obligations for the purpose of this Agreement. Each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of such party's interest in the Guaranteed Obligations, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were Motorola; provided, however, that unless Motorola shall otherwise consent in writing, Motorola shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement for its own benefit as to those of the Guaranteed Obligations which Motorola has not assigned or transferred.

     12.  FINANCIAL CONDITION OF THE OPERATING COMPANIES.

          12.1 NO RELIANCE ON MOTOROLA. Propel represents and warrants that it is fully aware of the financial condition of the Operating Companies, and Propel delivers this Agreement based solely upon Propel's own independent investigation of the Operating Companies' financial condition and in no part upon any representation or statement of Motorola with respect thereto. Propel further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the Operating Companies' financial condition as Propel may deem material to its obligations hereunder, and Propel is not relying upon, nor expecting Motorola to furnish it any information in Motorola's possession concerning the Operating Companies' financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations.

          12.2 WAIVER. Propel hereby waives any duty on the part of Motorola to disclose to Propel any facts it may now or hereafter know about the Operating Companies, regardless of whether Motorola has reason to believe that any such facts materially increase the risk beyond that which Propel intends to assume or has reason to believe that such facts are unknown to Propel.

          12.3 ACKNOWLEDGEMENT. Propel hereby knowingly accepts the risk encompassed within this Agreement which includes, without limitation, the possibility that the Operating Companies will contract for additional indebtedness for which Propel may be liable hereunder after the Operating Companies' financial condition or ability to pay its lawful debts when they fall due has deteriorated.

     13.  MISCELLANEOUS.

          13.1. ENTIRE AGREEMENT. This Agreement and all other Exhibits and Schedules attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. This Agreement contains the complete understanding of the parties hereto with respect to the subject matter herein.

          13.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

          13.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Motorola:


          Motorola, Inc.
          1303 East Algonquin Road
          Schaumburg, Illinois 60196
          Attention: General Counsel
          Telecopy: (847) 576-3628

          with a copy to:

          Motorola, Inc.
          1303 East Algonquin Road
          Schaumburg, Illinois 60196
          Attention: Chief Financial Officer and Chief Accounting Officer
          Telecopy: (847) 576-4768
          if to Propel or its Subsidiaries:

          Propel, Inc.
          425 Martingale Road
          18th Floor
          Schaumburg, Illinois 60173
          Attention: General Counsel
          Telecopy: (847) 435-3916

          with a copy to:

          Propel, Inc.
          425 North Martingale Road
          18th Floor
          Schaumburg, Illinois 60173
          Attention: Chief Financial Officer
          Telecopy: (847) 435-3916

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the day at the place such notice or communication is received if confirmed by return facsimile. Any notice or communication sent by air courier shall be deemed effective on the day at the place at which such notice or communication is received if delivery is confirmed by the air courier. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

          13.4. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and each Affiliate of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. In addition and notwithstanding anything to the contrary contained in this Agreement or in any other document, instrument or agreement between or among any of Motorola, the Operating Companies, Propel or any third party, the obligations of Propel with respect to the Guaranteed Obligations shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Guaranteed Obligations separate from this Agreement.

          13.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          13.6. Reserved.

          13.7. JURISDICTION. In the event a Dispute under this Agreement is to be submitted to judicial proceedings, each of Motorola and Propel consents to the exclusive jurisdiction of the federal or state courts of Illinois for any such legal action, suit or proceeding and agrees that any such action, suit, or proceeding may be brought only in such courts. Each of Motorola and Propel further waives any objection to the laying of venue for any suit, action or proceeding in such courts. Each party agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 16.3 above will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. EACH PARTY AGREES TO WAIVE ANY RIGHT IT MIGHT HAVE TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.


          13.8. AMICABLE RESOLUTION. (a) Motorola and Propel mutually desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement between Motorola and Propel as to the interpretation of any provision of this Agreement executed in connection herewith (or the performance of obligations hereunder or thereunder), the matter, upon written request of either party, will be referred for resolution to a steering committee established pursuant to Section 5.7 of the Master Separation Agreement (the "STEERING COMMITTEE"). The Steering Committee will have two members, one of which will be appointed by Motorola and one of which will be appointed by Propel. The initial members of the Steering Committee will be the individuals named on Schedule 5.7 of the Master Separation Agreement. Each of Motorola and Propel will use its good faith reasonable efforts to avoid replacing the initial members of the Steering Committee with another of their representatives for the first year after the Effective Date. Thereafter, Motorola and Propel will, to the extent practicable, honor the other's reasonable objections to any replacements of Steering Committee members. While any person is serving as a member of the Steering Committee, such person may not designate any substitute or proxy for purposes of attending or voting at a Steering Committee meeting. The Steering Committee will make every good faith effort to promptly resolve all disputes or disagreements referred to it. Upon a unanimous vote, Steering Committee decisions will be binding on Motorola and on Propel. If the Steering Committee does not agree to a resolution of the dispute or disagreement within 90 days after the reference of the matter to it, each of Motorola and Propel will be free to exercise the remedies available to it under applicable law, subject to Section 13.9. Notwithstanding anything to the contrary in this
Section 13.8, no amendment to the terms of this Agreement will be effected except in writing signed by an authorized officer of both parties. The Steering Committee will be self-regulating.

     (b) Between the Effective Date and the first anniversary of the Effective Date the Steering Committee will hold meetings every six weeks on dates established at the organizational meeting of the Steering Committee, which will be held as promptly as practicable after the Effective Date. Such meeting dates may be rescheduled by the Steering Committee if it becomes reasonably impracticable to hold such a meeting. After the first anniversary of the Effective Date, the Steering Committee will hold regularly scheduled meetings as determined by the Steering Committee.

     13.9 MEDIATION AND ALTERNATE DISPUTE RESOLUTION. (a) To the extent that any misunderstanding or dispute with respect to one or more of the terms of this Agreement ("DISPUTE") cannot be resolved in a friendly manner as set forth in
Section 13.8, the parties intend that such Dispute be resolved by an alternative dispute resolution process ("ADR"), which shall require the escalation of any Dispute, first, to the level of one senior executive of each of Motorola and Propel (the "Senior Officers") and then to the head of Motorola's Communications Enterprise (or its successor) and the CEO of Propel in an attempt to resolve any such Dispute by negotiation. If the Senior Officers and/or the head of Motorola' s Communications Enterprise and the Propel CEO are unable to resolve the Dispute within ten days after the matter is referred to them, either Motorola or Propel may demand mediation of the Dispute by written notice to the other. The two parties shall select a mediator within ten days after the demand and neither of the parties may unreasonably withhold consent to the selection of the mediator and both parties shall share the cost of mediation equally. The parties may agree to replace mediation with some other form of non-binding ADR such as neutral fact finding or mini-trial. Nothing in this paragraph shall prevent either Motorola or Propel from commencing formal litigation proceedings if (i) good faith efforts to resolve the Dispute under these procedures have been unsuccessful, or (ii) any delay resulting from efforts to mediate such dispute could result in serious and irreparable injury to either Motorola or Propel. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

     (b) Each of Motorola and Propel will bear its costs of mediation or ADR, but both parties shall share the costs of the mediation or ADR equally.

          13.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

          13.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          13.12. AMENDMENT. No change, amendment or waiver will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

          13.13. INTERPRETATION. All references herein to Operating Companies shall be deemed to include their successors and assigns, and all references herein to Propel shall be deemed to include Propel and Propel's successors and assigns. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The Schedules and Exhibits attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein. After the Effective Date, the Propel Business shall be deemed to be the business of Propel and its Subsidiaries.

          13.14 NO CROSS-COLLATERALIZATION. Notwithstanding anything set forth in this Agreement to the contrary, nothing contained herein shall result in any Operating Company being liable, directly or indirectly, for the obligations or liabilities of any other Operating Company or of Propel.

          13.15. ADVICE OF COUNSEL. Propel acknowledges that Propel has either obtained the advice of counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Agreement.

          13.16. PROPEL'S RIGHT TO ASSERT A CLAIM FOR BREACH OF THIS AGREEMENT. Notwithstanding anything contained herein to the contrary, Propel shall have the right to assert claims in good faith based upon material breaches by Motorola of this Agreement in a court of competent jurisdiction pursuant to Section 13.7 herein or before an arbitrator pursuant to Section 13.8. Notwithstanding the foregoing right of Propel, any alleged or actual breach by Motorola hereunder shall in no manner and under no circumstances create any claim, defense, right of set-off or any other right (except for counterclaims resulting from any separate proceeding brought by Propel pursuant to this Section 13.16) for Propel with respect to its payment and performance obligations under this Agreement, and such obligations of Propel shall be unconditional, absolute and continuing as set forth in Sections 2.1 and 2.2 herein.

          13.17. TERM. Without limiting the generality of any other provision of this Agreement, including Section 3.3 hereof, this Agreement shall be effective upon the

Effective Date and the obligations of Propel shall continue until the Beneficiaries each acknowledge in writing that the Guaranteed Obligations have been fully and properly paid, released or terminated.


                            [signature pages follow]

     IN WITNESS WHEREOF, Propel has caused this Guaranty and Indemnification Agreement to be duly executed and delivered by the proper and duly authorized officer as of the day and year first above written.


PROPEL, INC.

By:
     ----------------------------------------------

Printed Name:
               ------------------------------------


Title:
          -----------------------------------------



Accepted By:

MOTOROLA, INC.

By:
     ----------------------------------------------

Printed Name:
               ------------------------------------


Title:
          -----------------------------------------

                                   SCHEDULE I